AGREEMENT FOR EXCHANGE OF STOCK FOR ASSETS
                   ------------------------------------------


THIS AGREEMENT for the Exchange of Stock for Assets is made effective as of the 8th day of September, 2004.

BETWEEN:

                  SERVICE AIR GROUP INC., a British Columbia, Canada corporation

                  ("SA/CA")

AND:

                  SERVICE AIR GROUP, INC., a New Jersey corporation

                  ("SAG")

                                    RECITALS

WHEREAS:

A. SA/CA and its shareholders desire to sell and transfer to SAG , all of their right, title, and interest in and to all of the assets of SA/CA (excluding all licenses as per Canadian Transportation Agency (CTA) requirements) in exchange for certain shares of SAG's common stock described herein;

B. SAG is willing and desirous of acquiring the assets of SA/CA, in exchange for SAG shares of common stock to be issued to SA/CA for the consideration and upon the terms and conditions as set forth below; and

C. The parties desire to make this transaction a tax-free exchange of stock under the tax laws of the United States, insofar as possible.

                                    AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed as follows:

1.   Consideration, Sale, Exchange of Shares

1.1 At the closing herein, SA/CA agrees to sell, assign, transfer and convey, exclusively to SAG, all of SA/CA's right, title, and interest, in and to the following asset ("Asset"):

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                                      -2-

     (a) "100% of the Projected Net Income of SA/CA, and 100% of the assets listed on its financial statements prepared by "Kanster Johal (Chartered Accountants)" dated Feb. 19, 2004" (excluding all licenses as per Canadian Transportation Agency (CTA) requirements)."

     (b) SAG agrees to issue 4,125,000 shares (the "SAG Shares") of its restricted common stock to SA/CA. The approval of three-quarters of the SA/CA shareholders shall be required to approve this Agreement.

2.   Closing
     -------

2.1 The closing ("Closing") of this transaction shall be within 30 days from the date of execution hereof (subject to extension upon the mutual agreement of the parties), at the offices of SA/CA located at:


                         Vancouver International Airport
                             5455 Airport Road South
                          Richmond, B.C. Canada VB 1B5
                    Tel: (604)-233-7727; Fax :( 604)-233-7030

2.2  At Closing:

     (a) SA/CA will execute and deliver such further agreements or documents in order to sell, assign, convey, and deliver to SAG all of SA/CA's right, title, and interest in and to the Assets defined above;

     (b) SAG will pay and deliver to SA/CA or its nominees or assigns, the SAG Shares.

3.   Representation and Warranties of SA/CA
     --------------------------------------

     SA/CA represents and warrants that:

3.1 SA/CA is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia, Canada; it has all of the authority necessary to enter into this agreement and be bound by the terms and covenants of performance herein.

3.2 SA/CA will be acquiring the SAG Shares for its own account and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the "Act"). As a "purchaser", SA/CA acknowledges that it has been advised and is aware that:

     (a) the issuer of the shares (SAG ) is relying upon an exemption from registration under the Act predicated upon the representations and warranties of SA/CA contained in this Agreement; and

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                                      -3-

     (b) the SAG Shares issued to SA/CA pursuant to this Agreement will be restricted stock within the meaning of the rules and regulations (Rules) promulgated by the United States Securities and Exchange Commission (SEC) pursuant to the Act.

     Unless, and until, the SAG Shares are registered under the Act, they will be subject to limitations upon resale set forth in the Rules or in other administrative interpretations by the SEC in effect at the time of the proposed sale or other disposition. SA/CA hereby irrevocably and unconditionally agrees not to issue any new stock/shares to anyone from the date of closing and agrees that its financial statements can be audited any time by SAG at its sole discretion and that SA/CA will act exclusively as an operational wing of SAG from the Closing.

3.3 SA/CA has received all of the information it considers necessary or appropriate for determining whether to acquire the SAG Shares pursuant to this Agreement. SA/CA is familiar with the business, affairs, risks and properties of SAG. SA/CA has had an opportunity to ask questions of and receive answers from SAG and its officers, directors and other representatives regarding SAG and the terms and conditions of the offering of the SAG Shares. SA/CA has had the opportunity to obtain any additional information SAG possesses or could acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished.

3.4 SA/CA has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of an investment in the SAG Shares and is able to bear the economic risks relevant to the acquisition of the Shares hereunder.

3.5 SA/CA is relying solely upon its own due diligence, or upon independent consultation with its professional, legal, tax and accounting advisors or such others as SA/CA deems to be appropriate in acquiring the SAG Shares; SA/CA have been advised to, and have consulted with, their professional tax and legal advisors with respect to any tax consequences of acquiring the SAG Shares from SAG.

3.6 SA/CA recognizes that an acquisition of the SAG Shares involves substantial risk and understands all of the risk factors related to the purchase of the Shares, including the fact that SA/CA understand there may be no market for the SAG Shares.

3.7 SA/CA's financial condition is such that SA/CA is under no present or contemplated future need to dispose of any portion of SAG Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

3.8 Without in any way limiting the representation set forth above, SA/CA further agrees not to make any disposition of all or any portion of the Shares unless and until:

     (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or


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                                      -4-

     (b) SA/CA shall have notified SAG of the proposed disposition and shall have furnished SAG with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by SAG, SA/CA shall have furnished SAG with an opinion of counsel, reasonably satisfactory to SAG and its counsel, that such disposition will not require registration under the Act.

3.9 It is understood and agreed by the SA/CA Shareholders that the certificates evidencing the Shares will bear substantially the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

     NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

3.10 The SA/CA confers full authority upon SAG to affix the above legend to the certificate or certificates representing the SAG Shares; and to instruct SAG's transfer agent not to transfer any of the Shares issued hereunder until the transfer agent has received written approval from SAG or its counsel.

3.11 SA/CA understands that SAG is relying upon the representations and warranties made by SA/CA as contained in this Agreement and any subscription agreement or private placement disclosure document utilized in the issuance of the SAG Shares pursuant to an exemption from registration, in consummating the sale and transfer of the SAG Shares without registering them under the Act or any law. Therefore, SA/CA agrees to indemnify SAG against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the SAG Shares other than as permitted under this Agreement. SA/CA further understands and agrees that SAG will make an appropriate notation on its transfer records of the restrictions applicable to the SAG Shares.

3.12 SA/CA, through its officers or directors, has fully disclosed its financial condition to SAG or its agent. At Closing, the management of SA/CA will deliver a certificate attesting, among other things, that there will have been no material changes in the condition of the business or its finances as reflected in its financial statements, which shall be audited in accordance with generally accepted accounting principles within not more than 60 days after closing; that all authority has been duly taken to enter into and close this transaction; that there are no material undisclosed liabilities, claims, or judgments against that company; and that all legal and governmental regulations or authorities will have been complied with, or allowance made for compliance, including for any such outstanding liabilities, claims, or judgments.

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                                      -5-

3.13 SA/CA owns the Assets free and clear of all liens, charges or encumbrances.

4.   Representations and Warranties of SAG
     -------------------------------------

     SAG represents and warrants that:

4.1 It is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey, United States of America.

4.2 There are presently issued and outstanding 5,250,000 common voting shares of SAG.

4.3 SAG has all necessary corporate power and authority under the laws of New Jersey and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute, deliver and carry out the provisions of this Agreement.

4.4 All corporate action on the part of SAG required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the SAG Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of SAG, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

5.   Survival of Representations, Warranties and Covenants
     -----------------------------------------------------

5.1 The representations, warranties and covenants made respectively by SA/CA and SAG in this Agreement shall survive the closing and the exchange of the SAG Shares and Assets called for hereunder.

6.   Miscellaneous
     -------------

     The following miscellaneous provisions, standard to commercial contracts of this nature, are made part hereof:

6.1 In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


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                                      -6-

6.2 This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. The parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement.

6.3 This Agreement constitutes the entire agreement and understanding between the parties, and may not be modified or amended except in writing signed by both parties.

6.4 No term or condition of this Agreement shall be deemed to have been waived nor there any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

6.5 British Columbia law applicable to contracts to be performed in that jurisdiction shall interpret this Agreement.

6.6 This agreement may be executed in one or more counterparts, including electronic mail or facsimile, each of which may be considered an original copy hereof.

7.   Tax-free exchange
     -----------------

7.1 Insofar as possible, the parties agree that the exchange of shares for assets called for hereunder shall be a tax-free exchange under the tax laws and the Internal Revenue Code (as amended) of the United States, and not a purchase of assets.

8.   Conditions to Closing
     ---------------------

     The Closing called for hereunder shall be subject to, among other things:

8.1 The delivery of share certificates representing the SAG Shares to SA/CA; and the delivery to SAG by SA/CA all of the assets and the accounting information called for herein;

8.2 The conduct of due diligence of SA/CA by SAG or its agent, satisfactory to the management of SAG that the books, records, shares of stock outstanding, assets and liabilities of SA/CA are in fact as have been represented;

8.3 Resolutions by the respective boards of directors of SA/CA and SAG ratifying this transaction;

8.4 An opinion of counsel satisfactory to SAG that SA/CA is a validly existing corporation in good standing in its place of domicile; that all actions called for hereunder have been duly taken; that, to such counsel's knowledge, there are no outstanding or threatened adverse legal actions, claims, or judgments, or the like, other than may have been duly disclosed in writing by management of SA/CA; that all assets of SA/CA will be legally transferred to SAG;

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                                      -7-

8.5 A certificate of estoppel by the management of SA/CA as of the day of Closing, in substantially the form and content set forth in paragraph 3.12, above, certifying among other things, that since the execution of this Agreement and until Closing hereof, there has been no material change in the conduct of the business of SA/CA, and that its business has been conducted in the normal course.

8.6 The delivery to SA/CA of a subscription form, substantially in form and substance satisfactory to counsel for SA/CA.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SERVICE AIR GROUP INC. (BC, CANADA)




By:  /s/ Jagbir S. Dillon
         -----------------------------------
         Jagbir S. Dillon, President/CEO



SERVICE AIR GROUP INC. (NJ, USA)



Per: /s/ Mohammad T. Sultan
         -----------------------------------
         Mohammad T. Sultan, CEO/CFO